UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2007

AirTran Holdings, Inc.

(Exact name of registrant as specified in its charter)

State of Incorporation: Nevada

Commission file number: 1-15991	I.R.S. Employer Identification No: 58-2189551

9955 AirTran Boulevard, Orlando, Florida 32827

(Address of principal executive offices) (Zip Code)

(407) 318-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2007, AirTran Holdings, Inc. (the “Company”) announced that the Company’s existing President and Chief Operating Officer, Robert L. Fornaro, age 54, would succeed Joseph B. Leonard as Chief Executive Officer and continue as President of the Company, effective November 1, 2007. Mr. Fornaro’s business experience is further described in the Company’s proxy statement for its 2007 annual meeting which was filed with the SEC on April 10, 2007 (the “Proxy Statement”) and which description of Mr. Fornaro’s business experience is incorporated herein by reference.

Robert L. Fornaro.

In connection with Mr. Fornaro’s election as CEO of the Company, Mr. Fornaro and the Company entered into a new employment agreement on October 31, 2007, effective as of November 1, 2007. The new agreement has a term of three years, subject to automatic renewal for additional one-year terms unless earlier terminated by the Company or Mr. Fornaro. It provides for an annual base salary for Mr. Fornaro of at least $500,000, and provides for additional benefits including, but not limited to: (i) annual cash incentive awards with a target of 150% of annual base salary as of the end of the prior year based upon Mr. Fornaro’s performance and that of the Company in accordance with management’s incentive plan, (ii) stock grants of 300,000 shares of the Company’s common stock, (iii) reimbursement for medical and dental expenses incurred by Mr. Fornaro and his spouse, (iv) post-retirement medical and dental benefits for Mr. Fornaro and his spouse in accordance with Company plans then in place; and (v) free air transportation for Mr. Fornaro and his spouse for their lifetimes on any route maintained by the Company, as well as free dependent travel if then provided for under the Company’s air pass policies. Mr. Fornaro received the grant of 300,000 shares of restricted stock on November 1, 2007. One third of such shares vest as of November 1, 2008, one-third vest as of November 1, 2009 and one-third vest as of November 1, 2010, subject to accelerated vesting in the event of Mr. Fornaro’s death, disability, termination without cause or upon a change in control as defined. In the event Mr. Fornaro is terminated without cause, other than for death or Disability and other than in connection with a Change of Control, he will be entitled to a lump sum payment equal to his salary plus the amount of his incentive award for the previous year, immediate vesting of stock options and restricted stock awards, continued medical and travel benefits and certain other benefits including insurance premiums sufficient, when added to other Company provided insurance, to fund a $1,000,000 death benefit. Mr. Fornaro’s new employment agreement provides benefits upon a Change of Control which are comparable to those provided under his prior employment agreement and the description of the change in control benefits for Mr. Fornaro contained in the Company’s Proxy Statement is incorporated herein by reference. Mr. Fornaro will continue to be eligible to participate in various Company benefit plans, including the matching contributions made by the Company to his 401(k) account.

Previously, in 2006, the Company had entered into an employment agreement with Mr. Fornaro effective as of May 24, 2006. The prior agreement had a term of three years, subject to automatic renewal for additional one-year terms unless earlier terminated by the Company or Mr. Fornaro. The prior agreement provided for Mr. Fornaro’s employment as President and Chief Operating Officer and obligated the Board to nominate Mr. Fornaro for election to the Board. It provided for an annual base salary for Mr. Fornaro of at least $420,000, and provided for additional benefits including, but not limited to: (i) annual cash incentive awards of up to 120% of annual base salary based upon Mr. Fornaro’s performance and that of the Company in accordance with management’s incentive plan, (ii) reimbursement for medical and dental expenses incurred by Mr. Fornaro and his spouse, (iii) post-retirement medical and dental benefits for Mr. Fornaro and his spouse in accordance with Company plans then in place, (iv) free air transportation for Mr. Fornaro and his spouse for their lifetimes on any route maintained by the Company, as well as free dependent travel if then provided for under the Company air pass policies, and (v) stock grants of 75,000 shares of restricted common stock vesting on the earlier of May 24, 2009 or Mr. Fornaro’s election as the Chief Executive Officer of the Company. Mr. Fornaro received the grant of restricted stock on May 24, 2006. On October 31, 2007, Mr. Fornaro and the Company agreed to an amendment to the prior employment agreement, providing for a partial deferral with respect to the vesting of the restricted common stock whereby only 50,000 shares would vest upon Mr. Fornaro’s election as CEO and the remaining 25,000 shares would instead vest on February 6, 2008.

Joseph B. Leonard.

In connection with Mr. Leonard’s determination to resign as CEO, the Company and Mr. Leonard negotiated a new employment agreement. Such new agreement was entered into on November 1, 2007 effective as of September 1, 2007. The new agreement was entered into to ensure the continued availability of Mr. Leonard’s services during the transition in the Company’s management. The new agreement expires on September 1, 2008. The new agreement provides for an annual base salary for Mr. Leonard of at least $500,000, retroactive to September 1, 2007 subject to reduction to 70% of such amount upon Mr. Leonard’s retirement as CEO, effectively resulting in an anticipated annual salary for Mr. Leonard for 2007 of $441,666. The new agreement also continues to provide for additional benefits including, but not limited to: (i) annual cash incentive awards of up to 150% of annual base salary based upon Mr. Leonard’s performance and that of the Company in accordance with management’s incentive plan, (ii) reimbursement for medical and dental expenses incurred by Mr. Leonard and his spouse, (iii) post-retirement medical and dental benefits for Mr. Leonard and his spouse for their lifetimes in accordance with Company plans then in place; and (iv) free air transportation for Mr.

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Leonard and his spouse for their lifetimes on any route maintained by the Company. The amount of Mr. Leonard’s bonus which is payable for 2007 is not yet determinable.

In the event of termination due to disability, Mr. Leonard will retain substantially all of the benefits provided by the new agreement except that his salary will be subject to reduction for amounts paid under disability insurance maintained by the Company and, as in the case of termination upon death or termination by Mr. Leonard for good cause, Mr. Leonard or his estate will be entitled to a pro rata portion of the annual cash incentive award to which he would otherwise have been entitled. In the event Mr. Leonard is terminated without cause, other than for death or Disability and other than in connection with a Change of Control, he will be entitled to a lump sum payment equal to his salary plus the amount of his incentive award for the previous year, immediate vesting of stock options and restricted stock awards, continued medical and travel benefits and certain other benefits including insurance premiums sufficient, when added to other Company provided insurance, to fund a $1,000,000 death benefit. Mr. Leonard’s new employment agreement provides benefits upon a Change of Control which are comparable to those provided under his prior employment agreement and the description of such change in control benefits for Mr. Leonard contained in the Company’s Proxy Statement is incorporated herein by reference.

Previously in 2004, the Company entered into an employment agreement with Mr. Leonard effective as of September 7, 2004. The prior agreement had a term of three years, subject to automatic renewal for additional one-year terms unless earlier terminated by the Company or Mr. Leonard. The prior agreement, by its terms, was to continue in effect as long as Mr. Leonard was chairman of the company but permitted his voluntary retirement as CEO at any time. It provided for an annual base salary for Mr. Leonard of at least $450,000, and provided for additional benefits including, but not limited to: (i) annual cash incentive awards of up to 150% of annual base salary based upon Mr. Leonard’s performance and that of the Company in accordance with management’s incentive plan, (ii) stock grants of 400,000 shares of the Company’s common stock, (iii) reimbursement for medical and dental expenses incurred by Mr. Leonard and his spouse, (iv) post-retirement medical and dental benefits for Mr. Leonard and his spouse for their lifetimes in accordance with Company plans then in place; and (v) free air transportation for Mr. Leonard and his spouse for their lifetimes on any route maintained by the Company. Mr. Leonard received the grant of restricted stock in October 2004. Such shares vested 10% as of October 26, 2004, 10% as of November 26, 2004, 10% as of December 27, 2004 and 10% on January 26, 2005, 30% on September 7, 2005 and 20% as of September 7, 2006 and had been, subject to accelerated vesting in the event of Mr. Leonard’s death, disability, termination without cause or upon a change in control as defined. In the event Mr. Leonard resigned as CEO, other than in connection with a Change of Control, but remained as Chairman, any unvested awards would have vested at a reduced rate equal to only 70% of the original grant.

Item 9.01.	Financial Statements and Exhibits.

(c)  Exhibits.

10.57	Amendment to Employment Agreement for Robert L. Fornaro dated October 31, 2007.
10.58	Employment Agreement for Robert L. Fornaro dated November 1, 2007.
10.59	Employment Agreement for Joseph B. Leonard dated November 1, 2007 effective as of September 1, 2007.
99.1	Press release dated November 1, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AirTran Holdings, Inc.
(Registrant)

Date: November 5, 2007	/s/ Richard P. Magurno
Richard P. Magurno Senior Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

EX-10.57	Amendment to Employment Agreement for Robert L. Fornaro dated October 31, 2007.

EX-10.58	Employment Agreement for Robert L. Fornaro dated November 1, 2007.

EX-10.59	Employment Agreement for Joseph B. Leonard dated November 1, 2007 effective as of September 1, 2007.

EX-99.1	Press Release dated November, 1, 2007.

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